As filed with the Securities and Exchange Commission on October 18, 1995 Registration Statement No. _________________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    FORM S-8
                              REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 _______________
                                INTEL CORPORATION
              (Exact name of registrant as specified in its charter)

           Delaware                                         94-1672743
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)
                             2200 Mission College Blvd.
                       Santa Clara, California 95052-8119
              (Address of Principal Executive Offices) (Zip Code)
                      INTEL CORPORATION 401(k) SAVINGS PLAN
              INTEL CORPORATION SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
                              (Full title of the Plans)

                               F. Thomas Dunlap, Jr.
                           Vice President and Secretary
                            2200 Mission College Blvd.
                       Santa Clara, California 95052-8119
                                (408) 765-8080
                     (Name and address of agent for service)
                     (Telephone number, including area code,
                             of agent for service)

=========================================================================================
                                 CALCULATION OF REGISTRATION FEE
=========================================================================================
Title of            Amount to be         Proposed          Proposed          Amount of
securities          registered (1)       maximum           maximum           registration
to be                                    offering          aggregate         fee
registered                               price             offering
                                         per share or      price
                                         obligation
-----------------------------------------------------------------------------------------
Common Stock       6,500,000 Shares      $63.125 (2)       $410,312,500 (2)   $141,487
Beneficial
 Interests in
 Intel Corporation
 401(k) Savings
 Plan (3)              -----               -----               -----            -----
Intel Corporation
 Sheltered
 Employee
 Retirement Plan
 Plus
 Obligations (4)     $245,000,000          100%             $245,000,000     $84,482.76
=======================================================================================

(1) Based upon Intel Corporation's estimate of the number of shares of Common Stock that will be issued pursuant to the 401(k) Savings Plan. There is also being registered hereunder such additional undetermined number of shares of Common Stock which may be issued from time to time as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c). The maximum aggregate offering price is based on 6,500,000 shares available for issuance under the 401(k) Savings Plan, multiplied by $63.125, the average of the high and low prices of the Common Stock of Intel Corporation as reported for October 16, 1995 on the Nasdaq National Market, for proceeds of $410,312,500.
(3) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings Plan. Includes related interests in the trust created pursuant to the 401(k) Savings Plan. The required information regarding beneficial interests is subsumed in the information above regarding Common Stock.
(4) The Intel Corporation Sheltered Employee Retirement Plan Plus Obligations are unsecured obligations of Intel Corporation to pay deferred compensation in the future in accordance with the terms of the Intel Corporation Sheltered Employee Retirement Plan Plus.

            This Registration Statement consists of 34 sequentially numbered pages, and the Exhibit Index appears on page 9.


PAGE -2-
INTRODUCTION This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Company" or the "Registrant"), relating to 6,500,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees of the Company or any parent or subsidiary of the Company under the Company's 401(k) Savings Plan (the "401(k) Plan"), as well as to beneficial interests in the 401(k) Plan, and $245,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Company's Sheltered Employee Retirement Plan Plus (the "SERPLUS"). The 401(k) Plan and SERPLUS are referred to herein, collectively, as the "Plans."

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:
     (i) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and
     (iii) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 33-56107), filed with the Commission on April 18, 1995, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


PAGE -3-
For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The Common Stock of the Company is registered under Section 12 of the Exchange Act.
$245,000,000 of SERPLUS Obligations are being registered under this Registration Statement to be offered to certain eligible employees of the Company pursuant to SERPLUS. The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of SERPLUS from the general assets of the Company, and rank 'pari passu' with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The amount of compensation deferred by each participant ("Participant") in SERPLUS is determined in accordance with SERPLUS based upon elections by each Participant. Obligations in an amount equal to each Participant's deferral account under the Plan (consisting of deferred salary and bonus amounts, vested Company profit-sharing contributions and any appreciation or depreciation in value thereon) will be payable upon the Participant's termination or retirement either in an immediate lump-sum distribution or, upon the election of a Participant, in a lump-sum deferred to the year following termination or retirement or in installments over a five- or ten-year period. Obligations attributable to any discretionary Company profit-sharing contributions are not being registered pursuant to this Registration Statement because such contributions (if any) are automatically credited to SERPLUS accounts by the Company on behalf of Participants without Participants being obligated to make any deferred compensation contributions.

Under SERPLUS, Obligations for each Participant will be considered to have been invested, (i) with respect to salary and bonus deferral amounts credited to SERPLUS as a result of the Internal Revenue Code limits on contributions to the 401(k) Plan or otherwise, in the same manner that such Participant's funds are invested under the Company's 401(k) Plan, and (ii) with respect to amounts credited to SERPLUS as a result of the limits on contributions by the Company on behalf of the Participant under the Company's Profit-Sharing Retirement Plan (the "Profit-Sharing Plan"), in the same manner that the Participant's funds are invested under the Profit-Sharing Plan. All amounts in a Participant's SERPLUS account will be credited with investment gains or losses accordingly.

A Participant's Obligations cannot be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the Participant, and pass only to a survivor beneficiary under the Profit-Sharing Plan or the 401(k) Plan, or by will or the laws of descent and distribution, or pursuant to a qualified order which recognizes the rights of a spouse or former spouse to share in such Obligations.

The Obligations are not subject to redemption, in whole or in part, prior to the termination, retirement or death of the Participant. However, the Company reserves the right to amend or terminate SERPLUS at any time, except that no such amendment or


PAGE -4-
termination shall adversely affect a Participant's right to Obligations in the amount of the Participant's SERPLUS accounts as of the date of such amendment or termination.

The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law and the Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

In addition to the above, the Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors and certain of its officers. The Indemnification Agreements provide directors and officers with the same indemnification by the Company as is described in the preceding paragraph. In addition, the Indemnification Agreements assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.     Description
-----------     -----------
4.1             Intel Corporation Sheltered Employee Retirement Plan Plus, as
                amended and restated, effective November 1, 1995.
4.2             Intel Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended June 26, 1993 [Commission File No. 0-6217] as filed on August 10, 1993).
4.3             Intel Corporation Bylaws as amended (incorporated by reference to Exhibit 3.2 of Registrant's Form 10-Q for the quarter ended
                September 25, 1993 [Commission File No. 0-6217] as filed on
                November 9, 1993).


PAGE -5-
4.4             Agreement to Provide Instruments Defining the Rights of
                Security Holders (incorporated by reference to Exhibit 4.1 of
                Registrant's Form 10-K [Commission File No. 0-6217] as filed on
                March 28, 1986).
4.5             Warrant Agreement dated as of March 1, 1993, as amended,
                between the Registrant and Harris Trust and Savings Bank (as successor Warrant Agent) related to the issuance of 1998
                Step-Up Warrants to Purchase Common Stock of Intel Corporation
                (incorporated by reference to Exhibit 4.6 of Registrant's Form
                10-K [Commission File No. 0-6217] as filed on March 25, 1993), together with the First Amendment to Warrant Agreement dated as of October 18, 1993, the Second Amendment to Warrant Agreement
                dated as of January 17, 1994 (incorporated by reference to
                Exhibit 4.4 of the Registrant's Form 10-K [Commission File No.
                0-6217] as filed on March 25, 1994), and the Third Amendment to
                Warrant Agreement dated as of May 1, 1995.
5.1             Legal Opinion of Gibson, Dunn & Crutcher.
5.2             Internal Revenue Service determination letter regarding
                qualification of the Intel Corporation 401(k) Savings Plan under Section 401 of the Internal Revenue Code.
23.1            Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).
23.2            Consent of Independent Auditors.
24              Power of Attorney (contained on signature page hereto).

Item 9.         Undertakings.
(a)             The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


PAGE -6-
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



PAGE -7-
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 20th day of September, 1995.

                                               INTEL CORPORATION

                                               By: /s/ F. THOMAS DUNLAP, JR.
                                                   -------------------------
                                                   F. Thomas Dunlap, Jr.
                                                   Vice President and Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints F. Thomas Dunlap, Jr. and Andy D. Bryant, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                           Date
---------                   -----                           ----
 /s/ GORDON E. MOORE
-------------------
Gordon E. Moore             Chairman of the Board           September 20, 1995

/s/ ANDREW S. GROVE
-------------------
Andrew S. Grove             Principal Executive Officer,
                            President and Director          September 20, 1995
/s/ CRAIG R. BARRETT
--------------------
Craig R. Barrett            Executive Vice President,
                            Chief Operating Officer and
                            Director                        September 20, 1995
/s/ ANDY D. BRYANT
------------------
Andy D. Bryant              Vice President, Principal
                            Accounting and Chief
                            Financial Officer               September 20, 1995
/s/ WINSTON H. CHEN
-------------------
Winston H. Chen             Director                        September 20, 1995



PAGE -8-
/s/ D. JAMES GUZY
-----------------
D. James Guzy               Director                        September 20, 1995

/s/ MAX PALEVSKY
----------------
Max Palevsky                Director                        September 20, 1995

/s/ ARTHUR ROCK
---------------
Arthur Rock                 Director                        September 20, 1995

/s/ JANE E. SHAW
----------------
Jane E. Shaw                Director                        September 20, 1995

/s/ LESLIE L. VADASZ
--------------------
Leslie L. Vadasz            Director                        September 20, 1995

/s/ DAVID B. YOFFIE
-------------------
David B. Yoffie             Director                        September 20, 1995

/s/ CHARLES E. YOUNG
--------------------
Charles E. Young            Director                        September 20, 1995

The 401(k) Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the Intel Corporation 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 20th day of September, 1995.
                                        INTEL CORPORATION 401(k) SAVINGS PLAN
                                        By: /s/ARVIND SODHANI
                                        ---------------------
                                        Name: Arvind Sodhani
                                        Title: Vice President and Treasurer,
                                        Intel Corporation



PAGE -9-
INDEX TO EXHIBITS
                                                                  Sequentially
Exhibit No.    Description                                        Numbered Page
4.1            Intel Corporation Sheltered Employee Retirement
               Plan Plus, as amended and restated, effective
               November 1, 1995.                                       10

4.2            Intel Corporation Certificate of Incorporation
               (incorporated by reference to Exhibit 3.1 of
               Registrant's Form 10-Q for the quarter ended June
               26, 1993 [Commission File No. 0-6217] as filed on
               August 10, 1993).                                       --

4.3            Intel Corporation Bylaws as amended (incorporated
               by reference to Exhibit 3.2 of Registrant's Form
               10-Q for the quarter ended September 25, 1993
               [Commission File No. 0-6217] as filed on
               November 9, 1993).                                      --

4.4            Agreement to Provide Instruments Defining the
               Rights of Security Holders (incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K
               [Commission File No. 0-6217] as filed on March 28,
               1986).                                                  --

4.5            Warrant Agreement dated as of March 1, 1993, as
               amended, between the Registrant and Harris Trust and Savings Bank (as successor Warrant Agent) related to the issuance of 1998 Step-Up Warrants to Purchase
               Common Stock of Intel Corporation (incorporated by reference to Exhibit 4.6 of Registrant's Form 10-K [Commission File No. 0-6217] as filed on March 25,
               1993), together with the First Amendment to Warrant Agreement dated as of October 18, 1993, the Second Amendment to Warrant Agreement dated as of January 17, 1994, (incorporated by reference to Exhibit 4.4 of Registrant's Form 10-K [Commission File No. 0-6217] as filed on March 25, 1994), and the Third Amendment to
               Warrant Agreement dated as of May 1, 1995.              22

5.1            Legal Opinion of Gibson, Dunn & Crutcher.               30
5.2            Internal Revenue Service determination letter
               regarding qualification of the Intel Corporation
               401(k) Savings Plan under Section 401 of the Internal
               Revenue Code.                                           32

23.1           Consent of Gibson, Dunn & Crutcher (contained in
               Exhibit 5.1).                                           --
23.2           Consent of Independent Auditors.                        34
24             Power of Attorney (contained on signature page hereto). --




PAGE -10-
EXHIBIT 4.1
INTEL CORPORATION
SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
(As Amended and Restated Effective November 1, 1995)

SECTION 1.  ESTABLISHMENT AND PURPOSE OF THE PLAN.

The Intel Corporation Sheltered Employee Retirement Plan Plus ("SERPLUS" or "this Plan") is a nonqualified benefit plan which was established effective December 1, 1991. As established, SERPLUS consists of two separate components; one, SERPLUS permits certain discretionary employer contributions in excess of the tax limits applicable to the Intel Corporation Profit Sharing Retirement Plan, and two, SERPLUS permits certain deferrals of earnings in excess of the limit imposed by Section 402(g)(1) of the Internal Revenue Code of 1986, as amended ( "the Code").

Effective November 1, 1995, SERPLUS is amended and restated in its entirety.
As amended and restated, SERPLUS continues to permit discretionary employer contributions and earnings deferrals, but it also permits Eligible Employees to defer certain bonus amounts without regard to whether the limit imposed by
Section 402(g)(1) has been met. Both the original and restated plans are intended to enhance the opportunity of Eligible Employees to share in the Company's profits on a tax deferred basis and to enhance the opportunity of Eligible Employees to increase savings for retirement on a tax deferred basis. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees as described in Section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Certain capitalized terms used in the text of this Plan are defined in Section 12 in alphabetical order.

SECTION 2.  ELIGIBILITY AND PARTICIPATION.

     (a) Commencement of Participation - Discretionary Company Contributions. In the case of contributions made pursuant to Section 4 of this Plan, each Eligible Employee shall automatically commence participation in this Plan on the later of:

     (1) The first day of the Quarter which follows or is coincident with the date he or she completes one Year of Service; or

     (2)  The date he or she first becomes an Eligible Employee.

     (b) Commencement of Participation - Earnings Deferrals. In the case of Earnings Deferrals, an Eligible Employee may commence participation in the Plan after completion of one Year of Service. Such commencement shall be effective as of the first day of the following Plan Year provided that he or she has given notice of such election in the manner prescribed by the Company at least 30 days prior to the commencement of such Plan Year.

     (c) Reemployed Employees. In the case of a former Employee who is rehired by the Company, service performed before the break in service shall count in determining the completion of one Year of Service unless the Employee has incurred a "permanent service break" as the term is defined in the Qualified Plan.

     (d) Suspension. A Participant's participation in this Plan shall be suspended for any period with respect to which he or she is not an Eligible Employee. With respect to any period of suspension, a Participant shall not receive an allocation of any Discretionary Company Amounts and



PAGE -11-
shall not elect to defer Earnings, but such Participant's Accounts shall continue to accrue income, gains and losses without regard to the suspension of participation.

     (e) Termination of Participation. A Participant's participation in this Plan shall terminate as of the earlier of (i) the date on which such Participant's entire Plan Benefit has been distributed, (ii) the date of such Participant's death or (iii) on the Participant's Termination Date in the event that such Participant's Termination Date occurs at a time when he or she is not entitled to any Plan Benefit.

SECTION 3.  EARNINGS DEFERRALS.

     (a) Earnings Deferrals. A Participant who has elected participation under Section 2(b) may make two separate elections with respect to the deferral of Earnings.

     (1) A Participant may elect to defer his or her Executive Bonus in increments of 25%, 50% or 100% of the Executive Bonus, and have his or her taxable compensation reduced by amounts so deferred without regard to whether the Participant's Salary Deferrals in the Qualified Plan equal the limits imposed by Section 402(g)(1) of the Code. In the case of a Participant election to defer 100% of the Executive Bonus, the amount eligible for deferral shall be reduced by amounts which the Participant has elected to contribute to the Intel Corporation Stock Participation Plan.

     (2) A Participant may elect to have his or her taxable compensation reduced and the corresponding Earnings Deferrals credited to this Plan on his or her behalf in an amount equal to the percentage of his or her Earnings (determined without regard to the limit imposed by Section 401(a)(17) of the Code) which such Participant has elected to defer as a Salary Deferral in the Qualified Plan. No election under this subsection shall be effective until the Participant's Salary Deferrals contributed to the Qualified Plan equal the limits imposed by Section 402(g)(1) of the Code. Any percentage reduction which the Company imposes on "highly compensated employee(s)" as that term is defined in Section 414(q) of the Code in order to comply with the actual deferral percentage test of Section 401(k)(3) of the Code shall automatically apply to limit the percentage of Earnings which can be deferred under this subsection. An election under this section shall continue to be effective to defer Earnings in subsequent Plan Years unless the Participant has revoked such election or selected a different rate of deferral pursuant to Section 3(b).

A Participant's election to commence Earnings Deferrals shall constitute an election (for federal tax purposes, and wherever permitted for state, local and foreign tax purposes) to have his or her taxable compensation reduced by the amount of all Earnings Deferrals.

A Participant's Earnings Deferrals shall be credited to his or her Deferred Account(s).

     (b) Selection and Change of Rate by Participant. Each Plan Year, a Participant's initial designation of deferral rate under Section 3(a)(2) shall be determined by reference to the rate selected pursuant to the provisions of the Qualified Plan. The designation of deferral rate under Section 3(a)(1) shall be made no later than 30 days before the end of the tax year which precedes the beginning of the year in which the Executive Bonus is earned
(the "earnings year") provided that deferral elections covering Executive Bonus payments which are earned as of December 31, 1995 and which are payable in 1996 will be effective if they are received by the Company no later than December 1, 1995. No Participant shall be permitted to increase the rate of deferral during the year to which the election relates.

     (1) A Participant may change the rate of his or her Earnings Deferrals under Section 3(a)(2) to any lower rate permitted by the Company as of the first day of any Quarter after the beginning of



PAGE -12-
any Plan Year by giving notice in the manner prescribed by the Company at least 30 days prior to such date. The Company, in its sole discretion, may change the due date for the giving of such notice provided that any change in the due date shall be communicated to affected Participants and be uniformly applied.
A Participant may elect to cease making any Earnings Deferrals under Section 3(a)(2) by giving notice in the manner prescribed by the Company. Such election shall take effect as soon as practicable, but no earlier than the period that starts after the Company receives such notice; provided, however, that no cessation shall take effect before any pay period which ends before March 16 of any Plan Year. Any Participant who elects to discontinue Earnings Deferrals under Section 3(a)(2) shall not be permitted to reinstate any such deferrals for the remainder of the Plan Year.

     (2) A Participant may not change the rate of deferral selected for the Executive Bonus under Section 3(a)(1) during the tax year in which the bonus is earned or during the following tax year in which it is to be paid. Between the date of the initial deferral election and December 31 of the year preceding the earnings year, a Participant may, by giving notice in the manner prescribed by the Company, revoke the initial deferral election and elect to include the entire Executive Bonus in taxable compensation for the year in which it is paid.

     (c) Other Methods. The Company reserves the right to select other procedures for determining Earnings Deferral rates pursuant to this Section 3, provided that such other procedures are communicated to affected Participants, are uniformly applied and do not cause the Qualified Plan to violate any tax rules governing Salary Deferrals.

     (d) Manner of Payment. Earnings Deferrals shall be made through payroll deductions from the Participant's Earnings. Amounts deducted through payroll shall be retained by the Company and shall be credited to an Earnings Deferral account maintained by the Company with respect to each Participant.

SECTION 4.  DISCRETIONARY INTEL CONTRIBUTIONS.

     (a) Discretionary Intel Contributions. For any Plan Year in which the Company determines a Discretionary Company Amount is eligible for contribution or for any Plan Year in which the Company determines, in its sole discretion, that accumulations in the Deferred Compensation Account become eligible for contribution, any such amounts, including accumulations where appropriate, shall first be contributed and allocated to participants in the Qualified Plan in accordance with Section (4) of such Plan. If the limits of Sections 415(c)
(1) or 401(a)(17) of the Code apply to restrict contributions in the Qualified Plan to a Participant of this Plan, any Discretionary Company Amount, together with any accumulations in the Deferred Compensation Account, which remain after contributions have been allocated to the Qualified Plan for such Plan Year shall be considered eligible for allocation under Section 4(b) below.

     (b) Allocation. Amounts under Section 4(a) that are eligible for allocation shall be allocated to Participants by first determining the amount which would have been allocated under Section 4(c) of the Qualified Plan as if the limitations of Section 415(c)(1)(A) and 401(a)(17) had not applied and as if Earnings Deferrals to this Plan were included within the definition of Earnings under the Qualified Plan. The excess of the amount so determined over the allocation of the Discretionary Intel Contribution to the Participant in the Qualified Plan for the Plan Year shall be credited to the Participant's Discretionary Company Account for the Plan Year as of the date on which Discretionary Intel Contributions are made to the Qualified Plan.

     (c) Automatic Participation. All Eligible Employees who are entitled to an allocation of Discretionary Intel Contributions pursuant to the Qualified Plan and who are limited as described in



PAGE -13-
Section 4(a), above, shall automatically be entitled to share in any Discretionary Company Amounts or Deferred Compensation Account balances.

SECTION 5.  WITHDRAWAL OF EARNINGS DEFERRALS.

     (a) Withdrawals Limited to Financial Hardship. No Participant may withdraw any amount credited to his or her Discretionary Company Account while such Participant is an Employee of the Company. No Participant may withdraw any Earnings Deferrals from his or her Earnings Deferral Account unless the withdrawal is necessary to meet and does not exceed the amount of the financial hardship as defined in Section 5(b). Such withdrawal shall be requested in the manner prescribed by the Company.

     (b) Financial Hardship Defined. A "Financial Hardship" will be considered to exist in the case of an unforeseeable emergency resulting from one or more of the following events:

     (1) A sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant;

     (2)  A loss of the Participant's property due to casualty; or

     (3) Other similar and extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     (c) Limit on Amount of Hardship. The circumstances which constitute a Financial Hardship under Section 5(b) will depend on the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

     (1)  Through reimbursement or compensation by insurance or otherwise;

     (2) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe Financial Hardship; or

     (3)  By cessation of Earnings Deferrals under Section 3(a)(2) of this
          Plan.

     (d) Payment of Withdrawals. Any withdrawal pursuant to this Section 5 shall be paid within 90 days (or such additional period as is reasonably required) after the Valuation Date next following the Company's receipt and approval of the withdrawal request.

     (e) Limitation on Withdrawals. No Participant shall make more than one withdrawal pursuant to this Section 5 during any 12-month period. The Company, in its sole discretion, may permit more frequent withdrawals pursuant to this
Section 5 provided that any change in the rules limiting such withdrawals shall be uniformly applied. No earnings which may have been credited to the Earnings Deferral Account due to investment allocations made pursuant to Section 7 of this Plan shall be eligible for withdrawal under this Section.

SECTION 6.  VESTING AND FORFEITURES.

     (a) Vesting in Earnings Deferral Account. A Participant shall always have a 100% vested interest in his or her Earnings Deferral Account.



PAGE -14-
     (b) Vesting in Discretionary Company Accounts. A Participant's entire interest in his or her Discretionary Company Account shall become 100% vested when the earliest of the following occurs:

     (1) Attainment of Age 60. Such Participant is an Employee after he or she has attained age 60;

     (2)  Death.  Such Participant dies while an Employee; or

     (3) Total and Permanent Disability. Such Participant is Totally and Permanently Disabled while an Employee.

     (c) Deferred Vesting in Discretionary Company Accounts. A Participant who is not otherwise 100% vested in his or her Discretionary Company Account pursuant to Section 6(b) shall become vested pursuant to the following schedule:

         Completed Years of Service                   Vested Percentage

         Less than 3                                  0   (Percent)
         3 but less than 4                            20  (Percent)
         4 but less than 5                            40  (Percent)
         5 but less than 6                            60  (Percent)
         6 but less than 7                            80  (Percent)
         7 or more                                    100 (Percent)

If a Participant's Termination Date occurs before he or she is 100% vested, amounts which are not vested shall be forfeited to the Company and shall be deleted from Discretionary Company Accounts. If a Participant is reemployed after forfeiting Discretionary Company Account balances, the forfeited amount shall not be reinstated.

If a Participant is reemployed by the Company before incurring a "permanent service break" as that term is described in the Qualified Plan, the service before the break shall count for purposes of determining "Years of Service" under this Section and for purposes of vesting in Discretionary Company Accounts related to contributions made following reemployment.

SECTION 7.  INVESTMENT AND ACCOUNTS.

     (a) Accounts. The following accounts (collectively, the "Accounts") shall be maintained for each Participant:

     (1) Earnings Deferral Account which consists of amounts contributed pursuant to Section 3 together with the earnings thereon, if any; and

     (2) Discretionary Company Account which consists of amounts contributed pursuant to Section 4 together with the earnings thereon, if any.

      (b) Investment Choices. A Participant's Earnings Deferral Account shall be considered to have been invested in accordance with the Participant directions given for investment of Deferred Accounts in the Qualified Plan. A Participant's Earnings Deferral Account shall be credited with



PAGE -15-
investment gains or losses which such Account would yield if it were invested in accordance with such directions. A Participant's Discretionary Company Account shall be considered to have been invested in the Discretionary Intel Account in the Qualified Plan and shall be credited with investment gains and losses which such Account would yield if it were invested in such Discretionary Intel Account. A Participant's election pursuant to Section 11(a) of the Qualified Plan (affecting Participants who have attained age 55) shall be applied to the same extent in determination of investment gains and losses in such Participant's Discretionary Company Account.

      (c) No Requirement of Actual Investment. The Company shall be under no obligation to actually invest in funds comparable to those available for investment of Qualified Plan assets. The references to accounts in the Qualified Plan are for purposes of measuring earnings only.

SECTION 8.  AMOUNT AND DISTRIBUTION OF PLAN BENEFITS.

     (a) Amount of Plan Benefits. A Participant's Plan Benefit shall consist of the value of such Participant's Accounts, to the extent vested. The value of the Participant's Plan Benefit shall be determined as of a Valuation Date, selected by the Company based on administrative considerations, that precedes the Participant's benefit commencement date.
     (b) Form and Time of Distribution: General Rule. Unless the Participant has elected a distribution under Section 8(c), in the manner prescribed by the Company, the distribution of the Participant's Plan Benefit shall be made in a cash lump sum as soon as reasonably practicable after the Valuation Date next following the Participant's Termination Date, but not later than 60 days after such Termination Date unless delay is reasonably necessary for the Company to locate the Participant (or his or her Beneficiary).

     (c) Alternative Distribution Options. An Eligible Employee with a current or projected Earnings Deferral Account or a Discretionary Company Account as of December 31, 1995 may irrevocably select one of the alternative distributions options in this subsection by submitting an election form with the Company between November 1, 1995 and December 1, 1995. All other Employees of the Company will be permitted to irrevocably select an alternative distribution option under this subsection in a manner acceptable to the Company at any time prior to qualifying as an Eligible Employee or within 30 days after first qualifying as an Eligible Employee. Under each of the alternative distribution options, any amount which remains undistributed to such Participant shall continue to be credited with investment gains and losses in accordance with the investment allocations determined under Section 7 of this Plan until the Valuation Date which precedes payment of such amounts. Payments shall be made as soon as practicable after July 1 of each year to which payment has been deferred unless delay is reasonably necessary for the Company to locate the Participant (or his or her Beneficiary). The Company, in its sole discretion, may also accelerate the date payments would otherwise be made under the following two paragraphs:

     (1) Lump Sum Deferral. A Participant may elect to defer receipt of his or her Plan Benefit to the year following the year of the Participant's Termination Date.

     (2) Installment Distribution (5 or 10 Years). A Participant may elect a distribution of his or her Plan Benefit in annual cash installments over either a five year or a ten year period commencing with an annual payment in the year following the year in which such Participant's Termination Date occurs.
Account balances, adjusted for applicable investment gains and losses, shall be divided by the number of years remaining under the election to determine the amount of such annual installment.

SECTION 9. GENERAL PROVISIONS.

     (a) Participant's Rights Unsecured. The right of a Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated Beneficiary shall have any rights in or against



PAGE -16-
any specific assets of the Company. Notwithstanding the previous sentence, the Company reserves the right to establish a grantor trust, the assets of which shall remain subject to claims of creditors of the Company, to which Company assets may be invested to fund some or all of the liabilities represented by this Plan. This Plan shall not be construed to require the Company to fund any of the benefits payable under this Plan.

     (b) No Guarantee of Benefits. Nothing contained in this Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     (c) No Right to Employment. The establishment of this Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee, or, upon dismissal, to confer any right or interest in this Plan other than as provided herein. No provision of this Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time and for any reason.

     (d) No Guarantee of Investment Earnings. In determining investment yields by reference to corresponding funds in the Qualified Plan, Intel does not endorse any of the investment funds and does not guarantee that Participants will receive a positive return on the investment of SERPLUS Accounts by measuring performance in such manner.

     (e)  Beneficiary.  Beneficiary designations pursuant to the Qualified
Plan shall apply automatically to determine the Beneficiary or Beneficiaries under this Plan. If the Participant fails to designate a Beneficiary or if the named Beneficiary is not living when payment is to be made, then the ordering rules for determining Beneficiaries contained in the Qualified Plan shall be applied to determine the Beneficiary or Beneficiaries to receive payment under this Plan. A Beneficiary shall continue to receive payment in installments under Section 8(c)(2) of this Plan unless the Company, in its sole discretion, decides that any remaining balance be paid in a cash lump sum.

     (f) Incapacity. If in the Company's opinion, a Participant or Beneficiary for any reason is unable to handle properly any property distributable to him or her under the Plan, then the Company may make such arrangements which it determines to be beneficial to such Participant or Beneficiary for the distribution of such property, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependent(s) of such Participant or Beneficiary.

     (g) Effect of Subsequent Changes in the Plan. All benefits to which any Participant or Beneficiary may be entitled hereunder shall be determined under the Plan as in effect when the Participant's employment in the Affiliated Group terminates and shall not be affected by any subsequent changes in the Plan, unless the Participant is reemployed, in which case his or her benefit shall be based on the provisions of the Plan as in effect on the date his or her employment in the Affiliated Group terminates following reemployment.

     (h) Governing Law. This Plan shall be construed under the laws of the State of California, without reference to the principles of conflicts of law thereof, to the extent such construction is not pre-empted by any applicable federal law.

     (i)  Nonalienation of Benefits.   No benefit under this Plan may be sold,
assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void except to a Beneficiary selected in accordance with Section 9(d) of this Plan or in the case of a QDRO as provided under Section 9 ( i ) of this Plan. No such benefit



PAGE -17-
shall, prior to receipt thereof by an Employee be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Employee.

     ( j ) QDRO. The right to payment under this Plan may be assigned to an Alternate Payee (defined below) pursuant to a QDRO (defined below). If the right to payment is assigned to an Alternate Payee pursuant to a QDRO, the Alternate Payee generally has the same rights as the Participant under the terms of the Plan, except that an Alternate Payee may not transfer the right to payment. For purposes of this Section 9 ( i), the word "QDRO" means a court order (1) that recognizes the right of a spouse or former spouse (an "Alternate Payee") of an individual who has amounts deferred under this Plan to an interest in such deferral relating to marital property rights and (2) that the Company determines to be a "qualified domestic relations order," as that term is defined in section 414(p) of the Code, but for the fact that the Plan is not a plan described in section 3(3) of the ERISA.

SECTION 10.  ADMINISTRATION OF THE PLAN.

     (a) Administration by the Company. The Company shall be responsible for the general operation and administration of this Plan and for carrying out the provisions thereof.

     (b) General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration and procedures for filing claims shall also be applicable with respect to this Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to this Plan.

SECTION 11.  AMENDMENT OR TERMINATION.

     (a) Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Such determination may be reflected either by consent of the Board of Directors or by action of the SERP Administrative Committee, duly authorized by the Board of Directors to act on its behalf.

     (b) Effect of Amendment or Termination. No amendment or termination of this Plan shall directly or indirectly reduce the balance of any Participant's Accounts held hereunder as of the effective date of such amendment or termination. Upon termination of this Plan, distribution of amounts in Participant accounts shall be made to the Participant in the manner prescribed in Section 8(b) of this Plan without regard to whether the Participant has a Termination Date and without regard to any alternative distribution options under Section 8(c) of this Plan.

SECTION 12.  DEFINITIONS.

     (a)  "Accounts"  shall have the meaning prescribed in Section 7(a).

     (b) "Affiliate" means any entity (whether corporation, partnership, joint venture or otherwise) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and which has been designated by the Company as an Affiliate for purposes of this Plan.

     (c) "Affiliated Group" means the Company, each Subsidiary and each Affiliate.



PAGE -18-
     (d) "Beneficiary" means the person or persons determined under Section 9(d) of this Plan, who are to receive the Participant's Plan Benefit in the event of his or her death prior to the complete distribution thereof.

     (e)  "Company" means Intel Corporation, a Delaware corporation.

     (f) "Deferred Compensation Account(s)" means the Account(s) maintained on the Company's books which is credited with accumulated Discretionary Company Amounts for purposes of eventual contribution to the Qualified Plan or this Plan as tax law and the terms of such Plans permit.

     (g)  "Discretionary Company Account" means the account described in
Section 7 of this Plan which is maintained on the books of the Company and which reflects, with respect to each Participant, the accumulated balance of amounts set aside (including any gains or losses thereon) pursuant to Section 4 of this Plan.

     (h) "Discretionary Company Amount" means, for any Plan Year, the amount which the Company, in its sole discretion, may determine as eligible to be set aside for purposes of contribution to the Qualified Plan and to this Plan.

     (i) "Discretionary Intel Account(s)" means the accounts established by the Company within the trust which forms a part of the Qualified Plan and in which all Discretionary Intel Contributions are invested.

     (j) "Discretionary Intel Contributions" means the amount which the Company, in its sole discretion, may determine to be a profit-sharing contribution for a Plan Year and which shall first be contributed in accordance with Section 4(a) of the Qualified Plan and then in accordance with Section 4 of this Plan.

     (k) "Earnings" means the total compensation for personal services paid to an Eligible Employee by a Participating Company for a Plan Year including salary, executive, production and anniversary bonuses, commissions, overtime, shift differentials (or, in the case of an Eligible Employee who is working outside the United States and is covered by the Company's expatriate policy, as amended from time to time, his or her base salary before reduction for retained taxes determined in accordance with the Company's expatriate policy), and amounts contributed to the Qualified Plan as Salary Deferrals, salary reduction contributions to the Company's Section 125 and 129 plan(s) and amounts contributed pursuant to Section 3(a) as Earnings Deferrals but excluding any compensation for periods prior to the date the Eligible Employee commences participation in the Qualified Plan or while he or she was not an Eligible Employee and excluding all or any portion of any items of compensation which are not considered by the Company to be part of the Eligible Employee's regular earnings. By way of illustration but not by way of limitation, such items include relocation bonuses or expense reimbursements and any related payments, author incentives, recruitment or referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, stock purchase or similar plan maintained by the Company and tuition or other reimbursements.

     (l) "Earnings Deferral(s)" means amounts elected by the Participant to be credited to this Plan on his or her behalf pursuant to Section 3(a).

     (m) "Earnings Deferral Account" means the account described in Section 7 of this Plan which is maintained on the books of the Company and which, with respect to each Participant,



PAGE -19-
reflects the accumulated balance of amounts set aside (including gains or losses thereon) pursuant to Section 3 of this Plan.

     (n) "Eligible Employee" means any Employee of a Participating Company who was classified by the Company as eligible to Participate in this Plan as a member of a select management group of highly compensated employees. The following Employees shall not be considered to be Eligible Employees:

     (q) An Employee whose employment is covered by a collective-bargaining agreement (unless such agreement expressly provides for participation in the Plan);

     (2) An Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless such Employee has been designated as an Eligible Employee by the Company);

     (3) Any Employee or group of Employees designated by the Company as ineligible to participate in the Plan; and

     (4) Any Employee who is a leased employee within the meaning of Section 414(n) of the Code and who is providing services to any member of the Affiliated Group.

     (o) "Employee" means any individual employed by a member of the Affiliated Group as a common-law employee and any individual who is a leased employee within the meaning of Section 414(n) of the Code and who is providing services to any member of the Affiliated Group.

     (p) "Employment Relationship" means, with respect to an Employee, the period which begins on the date on which the Employee first works for compensation with a member of the Affiliated Group and which ends on the Employee's Termination Date. An Employee shall not be considered to have terminated prior to resignation or discharge during the following periods:

     (1) While on authorized leave of absence, while on a temporary layoff, when unable to work due to disability or sickness or when on jury duty, approved sabbatical, vacation or holiday; or

     (2) When the Employee enters military service with the United States or any other country of which he or she is a citizen or resident.

An Employee shall be deemed to have been discharged as of the earlier of the date oral or written notice of discharge is actually received or the date a written notice of discharge is deposited in the Unites States mail, registered or certified, to the employee's last known address reflected on a member of the Affiliated Group's records.

     (q) "Executive Bonus" means the bonus payable under either the Company's Executive Bonus Plan or Executive Officer Bonus Plan. The Executive Bonus eligible for deferral shall be subject to adjustment for any necessary income tax or employment tax withholding. Nothing herein contained shall be deemed to constitute a guaranty that an Executive Bonus will be paid to any or all Participants in any particular Plan Year.

     (r) "Participant" means an individual who participates in the Plan pursuant to Section 2.



PAGE -20-
     (s) "Participating Company" means the Company and each member of the Affiliated Group which has been designated as a Participating Company by the Company and which has accepted such designation by action of its board of directors.

     (t) "Plan" means the Intel Corporation Sheltered Employee Retirement Plan Plus as amended and restated effective November 1, 1995, as further amended from time to time.

     (u) "Plan Benefit" means a benefit to which the Participant is entitled under Section 8(a).

     (v) "Plan Year" means the 12 month period beginning on January 1 and ending on December 31 of each year.

     (w) "Qualified Plan" shall mean either the Intel Corporation Profit Sharing Retirement Plan or the Intel Corporation 401(k) Savings Plan as the context requires.

     (x)  "Quarter" means a calendar quarter.

     (y) "Salary Deferrals" means amounts contributed to the Qualified Plan on behalf of a Participant pursuant to Section 3(a) of such plan.

     (z) "Subsidiary" means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than 80% of the total combined voting power of all classes of stock entitled to vote or not less than 80% of the total value of all shares of all classes of stock.

     (aa)  "Termination Date" means any of the following:

     (1) The date an Employee dies while employed by a member of the Affiliated Group;

     (2) The date an Employee becomes Totally and Permanently Disabled while employed by a member of the Affiliated Group:

     (3) The date an Employee ceases to be employed by a member of the Affiliated Group by reason of quit, discharge or retirement; or

     (4) The first anniversary of the date on which the Employee is first absent from service with a member of the Affiliated Group for a reason other than death, disability, quit, discharge or retirement.

     (bb) "Total and Permanent Disability" means the condition existing within the meaning of the Intel Corporation Long Term Disability Plan.

     (cc) "Valuation Date" means the last business day of each month and such other days as may be determined by the Company.

     (dd) "Year of Service" means the completion of 365 days (or 366 days in the event of a leap year) of service with a member of the Affiliated Group while the Employment Relationship exists. An Employee's Years of Service shall include any other period which constitutes Years of Service under such written and uniform rules as the Company may adopt from time to time. An Employee's Years of Service shall be determined by the Company and such determination shall be conclusive and binding on all persons.



PAGE -21-
SECTION 13.  EXECUTION.

     To record the adoption of the Plan to read as set forth herein, the Company has caused its authorized officers to execute the same this 10th day of October, 1995.


                                                   INTEL CORPORATION


                                                   By /s/ Gordon E. Moore
                                                   ----------------------
                                                   As its Chairman of the Board
                                                          ---------------------



PAGE -22-
EXHIBIT 4.5
THIRD AMENDMENT TO WARRANT AGREEMENT

This Third Amendment to Warrant Agreement (this "Amendment") is made and entered into as of May 1, 1995, by and between Intel Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris"), as Warrant Agent, for purposes of amending that certain Warrant Agreement -- 1998 Step-Up Warrants to Purchase Common Stock, dated March 1, 1993, as amended by that certain First Amendment to Warrant Agreement, dated October 18, 1993, and that certain Second Amendment to Warrant Agreement, dated January 17, 1994 (collectively, the "Warrant Agreement").

RECITALS
(a) The Company issued 1998 Step-Up Warrants (the "Warrants") entitling holders to purchase 20,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock") (as adjusted for previous stock splits);
(b) On April 27, 1995, the Company's Board of Directors declared a two for one stock split to be effected as a special stock distribution of one share of Common Stock for each share of Common Stock outstanding (the "Split"); and
(c) Pursuant to Sections 14(a), (h) and (k) of the Agreement, the Warrants will be adjusted, as of the June 16, 1995 payment date for the Split (the "Payment Date"), by reducing the per share exercise prices of each Warrant to one-half of the per share exercise prices in effect immediately prior to the Payment Date, and by issuing to each Warrant holder of record on the May 19, 1995 record date for the Split, one additional Warrant at the adjusted per share exercise prices for each Warrant held as of such record date.

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Harris agree as follows:

1. Effective as of June 16, 1995, Section 2 of the Warrant Agreement is hereby amended to read in its entirety as follows:

            "SECTION 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than forty million (40,000,000) Shares may be issued and delivered by the Company hereunder."

2. Effective as of June 16, 1995, the second paragraph of Section 7 of the Warrant Agreement is hereby amended to read in its entirety as follows:
"Subject to the provisions of this Agreement, including Section 14, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable Share at the price set forth in the following table (such price, as it may be adjusted from time to time as provided in Section 14, being the "Exercise Price"):



PAGE -23-
Exercise Date
After                   On or Before                  Exercise Price Per Share
-----                   ------------                  ------------------------
May 13, 1993            March 14, 1994                $35.75**
March 14, 1994          March 14, 1995                $37.25**
March 14, 1995          March 14, 1996                $38.75
March 14, 1996          March 14, 1997                $40.25
March 14, 1997          March 14, 1998                $41.75

**(expired prior to, but adjusted to reflect, stock distribution paid June 16, 1995)"

3. Effective as of June 16, 1995, Exhibit A is replaced with the attached Exhibit A-3.

4. Except as expressly modified herein, the Warrant Agreement remains in full force and effect.

The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

Attest:                                   INTEL CORPORATION
/s/ Thomas R. Lavelle                     By:/s/ ARVIND SODHANI
                                          Name/Title: Arvind Sodhani, Treasurer

Attest:                                   HARRIS TRUST AND SAVINGS BANK
______________________________            By:/s/ Richard C. Carlson
                                          Name/Title:Richard C. Carlson,
                                          Vice President



PAGE -24-
EXHIBIT A-3 (REVISED 5/95)
[FORM OF FACE OF WARRANT CERTIFICATE]
VOID AFTER MARCH 14, 1998
No. C-                                         WARRANT TO PURCHASE ________
                                                     SHARES OF COMMON STOCK
                           INTEL CORPORATION
            1998 STEP-UP WARRANT TO PURCHASE COMMON STOCK
     This Warrant Certificate certifies that _________________ or registered assigns, is the registered holder of a 1998 Step-Up Warrant (the "Warrant") of Intel Corporation, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company set forth above. This Warrant expires at 5:00 p.m. New York City time (the "Close of Business") on March 14, 1998 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price (the "Exercise Price"), payable in lawful money of the United States of America, determined in accordance with the following table:

        Exercise Date
        -------------
After the Close    On or Before the                       Exercise Price
  of Business      Close of Business                         Per Share
---------------    -----------------                      --------------
 May 13, 1993       March 14, 1994                           $35.75**
 March 14, 1994     March 14, 1995                           $37.25**
 March 14, 1995     March 14, 1996                           $38.75
 March 14, 1996     March 14, 1997                           $40.25
 March 14, 1997     March 14, 1998                           $41.75

**(expired prior to, but adjusted to reflect, stock distribution paid June 16,
1995)

Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in New York, New York or in Chicago, Illinois (each such office, a "Warrant Agent Office").

The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised prior to May 14, 1993 or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.



PAGE -25-
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:  ________________

                                                        INTEL CORPORATION
                                                        By ____________________
[Corporate Seal of Intel Corporation]
ATTEST:
By __________________________________
Countersigned:
HARRIS TRUST AND SAVINGS BANK,
AS WARRANT AGENT
By __________________________________



PAGE -26-
[FORM OF REVERSE OF WARRANT CERTIFICATE]
INTEL CORPORATION

The warrant evidenced by this warrant certificate is a part of a duly authorized issue of 1998 Step-Up Warrants to purchase a maximum of forty million (40,000,000) Shares of Common Stock (subject to adjustment) issued pursuant to a Warrant Agreement, dated as of March 1, 1993, as the same has and may be amended from time to time (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.

In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share.

Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.



PAGE -27-
The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.



PAGE -28-
ELECTION TO EXERCISE
(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares $______ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:

___________________________________
Name

___________________________________
Address

___________________________________
Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant
Certificate representing the balance of such Shares be registered and delivered as follows:

___________________________________
Name

___________________________________
Address

___________________________________
Delivery Address (if different)


___________________________________         ___________________________________
Social Security or Other Taxpayer           Signature
Identification Number of Holder             Note:  The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate in every particular,
                                            without alteration or enlargement
                                            or any change whatsoever.  If the
                                            certificate representing the Shares
                                            or any Warrant Certificate
                                            representing Warrants not exercised
                                            is to be registered in a name other
                                            than that in which this Warrant
                                            Certificate is registered, the
                                            signature of the holder hereof must
                                            be guaranteed.
SIGNATURE GUARANTEED:

___________________________________



PAGE -29-
ASSIGNMENT
(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)


     FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

___________________________________
Name of Assignee

___________________________________
Address of Assignee

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ____________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.




___________________________________         ___________________________________
Dated                                       Signature

                                            Note:  The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate in every particular,
                                            without alteration or enlargement
                                            or any change whatsoever.


___________________________________
Social Security or Other Taxpayer
Identification Number of Assignee


SIGNATURE GUARANTEED:

___________________________________



PAGE -30-
EXHIBIT 5.1

[LETTERHEAD OF]
GIBSON, DUNN & CRUTCHER
LAWYERS
One Montgomery Street
Telesis Tower
SAN FRANCISCO, CALIFORNIA 94104-4505
(415) 393-8200
FACSIMILE: (415) 986-5309

October 17, 1995


(415) 393-8200                                                   C 42376-00012

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95052-8119

     Re: Registration Statement on Form S-8 with respect to Intel Corporation's 401(k) Savings Plan and
             Sheltered Employee Retirement Plan Plus


Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Intel Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the following securities (collectively, the "Securities"): (i) an aggregate of 6,500,000 shares of the Company's Common Stock, $0.001 par value, reserved for issuance under the Company's 401(k) Savings Plan (the "401(k) Plan"); (ii) an indeterminate amount of beneficial interests in the 401(k) Plan; and (iii) $245,000,000 of general unsecured obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the Company's Sheltered Employee Retirement Plan Plus ("SERPLUS").

As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the records of certain corporate proceedings and actions taken and proposed to be taken by the Company in connection with the sale and issuance of the Securities under the 401(k) Plan and SERPLUS.



PAGE -31-
Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(1) The Common Stock being offered under the 401(k) Plan, when issued in accordance with the provisions of the 401(k) Plan, will be validly issued, fully paid and nonassessable.

(2) The Obligations being offered under SERPLUS, when issued in accordance with the provisions of SERPLUS, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        GIBSON, DUNN & CRUTCHER
KRL/GTD



PAGE -32-
EXHIBIT 5.2

INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA  91755
                                       Employer Identification Number:
DATE:  SEP 06, 1994                             94-1672743
                                       File Folder Number
INTEL CORPORATION                               770025375
C/O LOUIS M. DEMATTEI                  Person to Contact:
(BENEFITS TAX COUNSEL,                          NAN CHYO
INTEL CORPORATION)                     Contact Telephone Number:
2200 MISSION COLLEGE BLVD.                     (213) 725-0164
RN6-28                                 Plan Name:
SANTA CLARA, CA  95052                         INTEL CORPORATION
                                               PROFIT SHARING RETIREMENT PLAN
                                       Plan Number: 001
Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated 070194. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendment(s) adopted on 120293.

The specific benefits, rights, or features (if any) for which you have provided information satisfy the nondiscriminatory current availability requirement of section 1.401(a) (4)-4(b) of the regulations. This letter may not be relied on with regard to whether any other benefit, right or feature satisfies this requirement.
This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

This letter is issued under Rev. Proc. 93-939 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.



PAGE -33-
The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representatives as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                               Sincerely,
                                               /s/ RICHARD R. OROSCO
                                               Richard R. Orosco
                                               District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum

This plan also satisfies the requirements of Code section 401(k).



PAGE -34-
EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401(K) Savings Plan and the Sheltered Employee Retirement Plan Plus of Intel Corporation of our report dated January 16, 1995, with respect to the consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP

San Jose, California
October 16, 1995